STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (hereinafter referred to as this "Agreement") is entered into this 5 day of October, 1998, by and among EUROGAS, INC., a Utah corporation ("EuroGas"), and Oxbridge Ltd., Rockwell Ltd., and Conquest Ltd. ("Assignors"), based on the following:

                               PREMISES

     A. Assignors are the owners of shares with warrants to acquire shares of common stock of Big Horn Resources Ltd., a publicly-held company listed on the Vancouver Stock Exchange ("Big Horn").

     B. Assignors have the additional right to subscribe for 10,000,000 shares of common stock of Big Horn for $0.65 (CDN) per share.

     C. EuroGas and Assignors wish to combine to complete the subscription and acquire the Big Horn shares of common stock for the consideration and on the terms set forth in this Agreement.

                              AGREEMENT

     NOW, THEREFORE, based on the stated premises, which are incorporated herein by reference, and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefit to the parties to be derived herefrom, it is hereby agreed as follows:

     1. ACQUISITION OF BIG HORN STOCK. EuroGas shall exercise the subscription and pay to Big Horn $6,600,000 (CDN). EuroGas shall receive 8,500,000 shares of Big Horn, and Assignors shall receive
1,500,000 shares of Big Horn.

     2. RIGHTS OF FIRST REFUSAL. EuroGas shall have the first right to acquire any securities of Big Horn owned or subsequently acquired by Assignors. If Assignors receive a bona fide offer to purchase any such securities, they shall provide EuroGas with a written notice of the complete terms and conditions of such offer. EuroGas shall have thirty (30) days from the receipt of such notice to acquire the securities subject tot he notice on the terms and conditions set forth in the notice. EuroGas shall have the right, at its option, to substitute shares of EuroGas common stock in place of cash. If EuroGas does not exercise its right, Assignors may sell the securities covered by the notice, on the terms and conditions specified therein, within the succeeding thirty (30) days. Any other sale shall require notice to EuroGas as set forth above.

     3.    CASH PAYMENTS TO ASSIGNORS.  EuroGas shall pay to
Assignors $500,000 (US) on terms and conditions to be decided at a Closing.

     4. ADDITIONAL DOCUMENTS. In addition to the items identified in this Section of this Agreement, each of the parties shall execute and deliver, as of, or any time subsequent to the date of this Agreement, such additional documents as may be reasonably requested by the other party in order to effectuate the transactions contemplated by this Agreement.

     5. CONDITIONS PRECEDENT. The completion of this Agreement shall require the compliance with all applicable Canadian and United States laws concerning the acquisition of Big Horn shares and the reporting and approvals required for EuroGas.

     6. CLOSING. The Closing of the transaction shall be at a time and place agreed to by the parties.

     IN WITNESS WHEREOF, the parties hereto have cause this agreement to be executed as of the date first above written.



                  EuroGas:


                       By: /S/ Hank Blankenstein
			         ----------------------------------
                            Hank Blankenstein, Vice-President


                       Assignors:

				   /S/ Peter John
			         ----------------------------------

				   /S/ Hans Dietman
				   ----------------------------------